UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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GORES GUGGENHEIM, INC.

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For release: 7:00 a.m. ET / 4:00 a.m. PT on March 24, 2022

Polestar 2 Single Motor Electric Vehicle Now Available in United States

•	Single-motor variant offers up to 270 miles of range, with pricing starting as low as $33,400 after incentives*.

•	Both dual- and single-motor variants available now for purchase and test drive.

Polestar, the premium electric performance car maker, today announced inbound availability of the all-electric Polestar 2 Long range Single motor fastback in the United States. Available to order online at Polestar.com, the single-motor Polestar 2 features an accessible starting price of $45,900, or as low as $33,400 after qualified federal and state incentives*.

In addition to being the lowest priced vehicle in the Polestar lineup, this latest model’s EPA estimated 270-mile range** is the brand’s longest, all while offering the same standard features as the high-performance dual-motor Polestar 2. This includes the world’s first infotainment system powered by Android Automotive OS with Google built-in, a premium vegan interior, and Polestar’s renowned chassis tuning.

Expanding the Polestar 2 model range in the United States represents another step in the company’s robust growth plans, including a global sales target of approximately 65,000 vehicles in 2022. In September 2021, the company announced its intention to list on the Nasdaq stock exchange through a business combination with Gores Guggenheim, Inc. (Nasdaq: GGPI, GGPIW and GGPIU).

“The single-motor Polestar 2 can be had for well under $35,000 in states like New Jersey, making it one of the most compelling offerings on the market,” said Gregor Hembrough, Head of Polestar North America. “All variants of the Polestar 2 exude the brand’s leadership in cutting-edge technology with the Google infotainment system, premium sustainable materials, and unparalled avant-garde design.”

“Plus” and “Pilot” option packs are both available on all Polestar 2 variants. The Plus Pack ($4,000), features a-new-for-2022 mechanical heat pump to extend range, a full-length panoramic glass roof, a 13-speaker Harman Kardon audio system, and WeaveTech vegan interior upholstery. The Pilot Pack ($3,200) offers enhanced safety and driver assistance features, including Pilot Assist , Adaptive Cruise Control (ACC), and Blind Spot Information System (BLISTM). With these combined technologies, the Pilot Pack aids drivers to safely alleviate stress in certain driving situations.

Additionally, all Polestar 2 owners receive Over-The-Air (OTA) updates that deliver enhancements directly to the vehicle, enabling even the oldest cars to run with the latest technology. Recent updates include the ability to schedule charging sessions, quicker DC charging enabled by battery preconditioning, and a Range Assistant app that includes an Eco Climate function.

As part of the brand’s digital-first retail model, Polestar 2 can be ordered online at https://www.polestar.com/us/polestar-2/configurator/ or with the help of Polestar Specialists at one of the brand’s retail locations.

Polestar currently has retail locations, – or Spaces – open in major markets across the US. This includes test drives, sales, and service of Polestar vehicles in Los Angeles, the San Francisco Bay Area, and Orange County, Calif.; New York City; Denver, Colorado; Boston; Central and Southern New Jersey; Dallas and Austin, Texas; Detroit; Minneapolis; Phoenix; Seattle; Atlanta; Charlotte, North Carolina; Connecticut; South Florida; and Washington D.C. Additionally, Polestar offers vehicle pick up and delivery for test drives, sales, and service within 150 miles from any Polestar Space.

Polestar 2 test drives can be scheduled at Polestar.com/test-drive, or arranged at any Polestar Space.

End.

*

The discounted $33,400 price is for illustrative purposes only and is inclusive of all incentives available to a qualifying New Jersey resident as an example. The lower price is inclusive of the following deductions: (i) $7,500 federal EV tax credit and (ii) $5,000 Charge Up New Jersey incentive. These incentives are only available in NJ and are not guaranteed, nor in Polestar’s control. Polestar recommends you consult your tax advisor for personal eligibility.

**

This is an electric vehicle. Since electricity is not measured in gallons, a conversion factor is used to translate the fuel economy into miles per gallon of gasoline equivalent (MPGe). Polestar 2 Long range Single motor is EPA-estimated 113 city/100 highway/107 combined MPGe. Use for comparison purposes only. Your MPGe will vary for many reasons, including but not limited to, driving conditions, how and where you drive, how you maintain your vehicle, battery-package/condition, and other factors. See www.fueleconomy.gov

About Polestar

Polestar was established as a new, standalone Swedish premium electric vehicle manufacturer in 2017. Founded by Volvo Cars and Geely Holding, Polestar enjoys specific technological and engineering synergies with Volvo Cars and benefits from significant economies of scale as a result.

Polestar is headquartered in Gothenburg, Sweden, and its vehicles are currently available and on the road in markets across Europe, North America, China and Asia Pacific. By 2023, the company plans that its cars will be available in an aggregate of 30 markets. Polestar cars are currently manufactured in two facilities in China, with additional future manufacturing planned in the USA.

In September 2021, Polestar announced its intention to list as a public company on the Nasdaq in a business combination agreement with Gores Guggenheim, Inc. Full information on this definitive agreement can be found here.

Polestar has produced two electric performance cars. The Polestar 1 was built between 2019 and 2021 as a low-volume electric performance hybrid GT with a carbon fiber body, 609 hp, 1,000 Nm and an electric-only range of 124 km (WLTP) – the longest of any hybrid car in the world.

The Polestar 2 electric performance fastback is the company’s first fully electric, high volume car. The Polestar 2 model range includes three variants with a combination of long- and standard range batteries as large as 78 kWh, and dual- and single-motor powertrains with as much as 300 kW / 408 hp and 660 Nm.

In the coming three years, Polestar plans to launch one new electric vehicle per year, starting with Polestar 3 in 2022 – the company’s first electric performance SUV. Polestar 4 is expected to follow in 2023, a smaller electric performance SUV coupe.

In 2024, the Polestar 5 electric performance 4-door GT is planned to be launched as the production evolution of Polestar Precept – the manifesto concept car that Polestar released in 2020 that showcases the brand’s future vision in terms of design, technology, and sustainability. As the company seeks to reduce its climate impact with every new model, Polestar aims to produce a truly climate-neutral car by 2030.

About Gores Guggenheim, Inc.

Gores Guggenheim, Inc. (Nasdaq: GGPI, GGPIW, and GGPIU) is a special purpose acquisition company sponsored by an affiliate of The Gores Group, LLC, founded by Alec Gores, and by an affiliate of Guggenheim Capital, LLC. Gores Guggenheim completed its initial public offering in April 2021, raising approximately USD 800 million in cash proceeds for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Gores Guggenheim’s strategy is to identify and complete business combinations with market leading companies with strong equity stories that will benefit from the growth capital of the public equity markets and be enhanced by the experience and expertise of Gores’ and Guggenheim’s long history and track record of investing in and operating businesses.

Forward-Looking Statements

Certain statements in this press release (“Press Release”) may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the future financial or operating performance of Gores Guggenheim, Inc. (“Gores Guggenheim”), Polestar Performance AB and/or its affiliates (the “Company”) and Polestar Automotive Holding UK Limited (“ListCo”). For example, projections of future Adjusted EBITDA or revenue and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential”, “forecast”, “plan”, “seek”, “future”, “propose” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Gores Guggenheim and its management, and the Company and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of definitive agreements with respect to the Business Combination; (2) the outcome of any legal proceedings that may be instituted against Gores Guggenheim, the combined company or others following the announcement of the Business Combination and any definitive agreements with respect thereto; (3) the inability to complete the Business Combination due to the failure to obtain approval of the stockholders of Gores Guggenheim, to obtain financing to complete the Business Combination or to satisfy other conditions to closing; (4) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (5) the ability to meet stock exchange listing standards following the consummation of the Business Combination; (6) the risk that the Business Combination disrupts current plans and operations of the Company as a result of the announcement and consummation of the Business Combination; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the Business Combination; (9) risks associated with changes in applicable laws or regulations and the Company’s international operations; (10) the possibility that the Company or the combined company may be adversely affected by other economic, business, and/or competitive factors; (11) the Company’s estimates of expenses and profitability; (12) the Company’s ability to maintain agreements or partnerships with its strategic partners Volvo Cars and Geely and to develop new agreements or partnerships; (13) the Company’s ability to maintain relationships with its existing suppliers and strategic partners, and source new suppliers for its critical components, and to complete building out its supply chain, while effectively managing the risks due to such relationships; (14) the Company’s reliance on its partnerships with vehicle charging networks to provide charging solutions for its vehicles and its strategic partners for servicing its vehicles and their integrated software; (15) the Company’s ability to establish its brand and capture additional market share, and the risks associated with negative press or reputational harm, including from lithium-ion battery cells catching fire or venting smoke; (16) delays in the design, manufacture, launch and financing of the Company’s vehicles and the Company’s reliance on a limited number of vehicle models to generate revenues; (17) the Company’s ability to continuously and rapidly innovate, develop and market new products; (18) risks related to future market adoption of the Company’s offerings; (19) increases in costs, disruption of supply or shortage of materials, in particular for lithium-ion cells or semiconductors; (20) the Company’s reliance on its partners to manufacture vehicles at a high volume, some of which have limited experience in producing electric vehicles, and on the allocation of sufficient production capacity to the Company by its partners in order for the Company to be able to increase its vehicle production capacities; (21) risks related to the Company’s distribution model; (22) the effects of competition and the high barriers to entry in the automotive industry, and the pace and depth of electric vehicle adoption generally on the Company’s future business; (23) changes in regulatory requirements, governmental incentives and fuel and energy prices; (24) the impact of the global COVID-19 pandemic on Gores Guggenheim, the Company, the Company’s post business combination’s projected results of operations, financial performance or other financial metrics, or on any of the foregoing risks; and (25) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Gores Guggenheim’s final prospectus relating to its initial public offering (File No. 333-253338) declared effective by the SEC on March 22, 2021, and other documents filed, or to be filed, with the SEC by Gores Guggenheim or ListCo, including the Registration/Proxy Statement. There may be additional risks that neither Gores Guggenheim, the Company nor ListCo presently know or that Gores Guggenheim, the Company or ListCo currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Nothing in this Press Release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither Gores Guggenheim, the Company nor ListCo undertakes any duty to update these forward-looking statements.

Additional Information

In connection with the proposed Business Combination, (i) ListCo has filed with the SEC a Registration/Proxy Statement, and (ii) Gores Guggenheim will file a definitive proxy statement relating to the proposed Business Combination (the “Definitive Proxy Statement”) and will mail the Definitive Proxy Statement and other relevant materials to its stockholders after the Registration/Proxy Statement is declared effective. The Registration/Proxy Statement will contain important information about the proposed Business Combination and the other matters to be voted upon at a meeting of Gores Guggenheim stockholders to be held to approve the proposed Business Combination. This Press Release does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. Before making any voting or other investment decisions, securityholders of Gores Guggenheim and other interested persons are advised to read, the Registration/Proxy Statement and the amendments thereto and the Definitive Proxy Statement and other documents filed in connection with the proposed Business Combination, as these materials will contain important information about Gores Guggenheim, the Company, ListCo and the Business Combination. When available, the Definitive Proxy Statement and other relevant materials for the proposed Business Combination will be mailed to stockholders of Gores Guggenheim as of a record date to be established for voting on the proposed Business Combination. Stockholders will also be able to obtain copies of the Registration/Proxy Statement, the Definitive Proxy Statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: Gores Guggenheim, Inc., 6260 Lookout Rd., Boulder, CO 80301, attention: Jennifer Kwon Chou.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Participants in the Solicitation

Gores Guggenheim and certain of its directors and executive officers may be deemed participants in the solicitation of proxies from Gores Guggenheim’s stockholders with respect to the proposed Business Combination. A list of the names of those directors and executive officers and a description of their interests in Gores Guggenheim is set forth in Gores Guggenheim’s filings with the SEC (including Gores Guggenheim’s final prospectus related to its initial public offering (File No. 333-253338) declared effective by the SEC on March 22, 2021), and are available free of charge at the SEC’s website at www.sec.gov, or by directing a request to Gores Guggenheim, Inc., 6260 Lookout Rd., Boulder, CO 80301, attention: Jennifer Kwon Chou. Additional information regarding the interests of such participants is contained in the Registration/Proxy Statement.

The Company and ListCo, and certain of their directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Gores Guggenheim in connection with the proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination is included in the Registration/Proxy Statement.

No Offer and Non-Solicitation

This Press Release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Gores Guggenheim, the Company or ListCo, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.